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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE

                    STOCKHOLDERS APPROVE REVERSE STOCK SPLIT

TAMPA, FLORIDA. COAST DENTAL SERVICES, INC. (the "Company") (Nasdaq:CDEN) announced today that the stockholders of the Company approved yesterday at its Annual Meeting an amendment to the Company's Certificate of Incorporation to accomplish a reverse stock split which will result in each three outstanding shares of the Company's common stock being automatically reclassified and changed into one share of the Company's common stock (the "Reverse Split"). The Reverse Split was completed prior to the opening of trading today. As a result, every three outstanding shares of Coast Dental Services, Inc. Common Stock will be automatically converted into one share of Coast Dental Services, Inc. Common Stock on July 17, 2001. No fractional shares of stock will be issued in the Reverse Split. The Company will pay holders for the value of their fractional shares.

Holders of the Company's common stock will receive instructions from the Company's transfer agent with respect to the disposition of their existing shares of common stock and the issuance to them of new shares of common stock.

Also, at the meeting yesterday, the Company re-elected one director, ratified its independent auditors and approved an amendment to the Company's Stock Option Plan to increase the number of shares of Common Stock covered by the plan.

Coast Dental Services, Inc. is a dental service organization providing management and support services to the general dentistry practices in its Dental Centers located in Florida, Georgia, Tennessee, and Virginia. As of March 31, 2001, the Company had 125 Dental Centers, consisting of 62 internally developed and 63 acquired Dental Centers, and 115 Coast dentists were employed by the Coast P.A.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, including the Company's ability to maintain its listing with Nasdaq, and the various factors set forth from time to time in the Company's previous press releases and previous filings with the SEC, including the Company's Form 10-Q for the quarter ended March 31, 2001. The Company undertakes no obligation to publicly update or revise the forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.